Exhibit 99.1

Interpace Biosciences Announces Reverse Stock Split to Support Proposed Nasdaq Uplisting

PARSIPPANY, NJ, August 26, 2026 – Interpace Biosciences, Inc. (OTCID: IDXG) (“Interpace” or the “Company”), an emerging leader in enabling personalized medicine, today announced that it will effect a 1-for-5 reverse stock split (“Reverse Stock Split”) of its issued and outstanding common stock. The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on August 27, 2026, and Interpace common stock is expected to begin trading on a split-adjusted basis on the OTCID quotation system (“OTCID”) as of the commencement of market open that same day. Interpace’s ticker symbol on the OTCID will temporarily change to IDXGD for a period of 20 trading days, including the effective date. The new CUSIP number for the common stock following the Reverse Stock Split will be 46062X402.

After the effectiveness of the Reverse Stock Split, the number of outstanding shares of common stock will be reduced from approximately 27.7 million (as of the date of this press release) to approximately 5.5 million. The total authorized number of shares will not be reduced as a result of the Reverse Stock Split. Proportional adjustments will be made to the number of shares of common stock issuable upon exercise or vesting of the Company’s outstanding stock options and restricted stock units, as well as the applicable exercise prices, and to the number of shares issuable under the Company’s equity incentive and employee stock purchase plans. No fractional shares will be issued in connection with the Reverse Stock Split, and fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. There will be no change in the par value of $0.01 per share of the common stock as a result of the Reverse Stock Split.

At the annual meeting of stockholders held on August 20, 2026, the Company’s stockholders voted to approve a proposal granting the Company’s Board of Directors the discretion to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range from one-for-two to one-for-ten. The Company’s Board of Directors approved a 1-for-5 reverse stock split on August 20, 2026. The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement for listing on the Nasdaq Capital Market (“Nasdaq”). There is no guarantee that the Company will meet the minimum bid price requirement, and even if it does, there are additional requirements for listing on Nasdaq, including the requirement to have a $15 million market value of unrestricted publicly held shares.

Interpace’s transfer agent, Equiniti Trust Company, will provide information to stockholders regarding their stock ownership following the Reverse Stock Split. Stockholders holding their shares in book-entry form or through a bank, broker, or other nominee do not need to take any action in connection with the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. Beneficial holders are encouraged to contact their bank, broker, or other nominee with any procedural questions.

Tom Burnell, CEO of Interpace, commented: “This reverse stock split is a key part of our strategy to uplist our common stock to Nasdaq, which we believe will help support our planned growth and attract a broader range of investors.”

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provide clinically useful molecular diagnostic tests and bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has two commercialized molecular tests: ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next-generation sequencing assay and ThyraMIR®v2, used in combination with ThyGeNEXT®, for the diagnosis of thyroid cancer utilizing a proprietary microRNA pairwise expression profiler along with algorithmic classification.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, statements regarding the effective date of the Reverse Stock Split and the trading of the common stock on a split-adjusted basis, the Company’s ability to timely implement the Reverse Stock Split, and the Company’s belief that the Reverse Stock Split will allow the Company to comply with Nasdaq minimum bid price listing standards and achieve a Nasdaq listing.

Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts

Investor Relations

Interpace Biosciences, Inc.

(855) 776-6419

Info@Interpace.com